Exhibit 5.1

November 15, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	AMTECH SYSTEMS, INC. – REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as counsel to Amtech Systems, Inc., an Arizona corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Rule 462(b) Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale of shares of the Company’s Common Stock, par value $.01 per share (the “Securities”) by the Company.

     In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement, the Rule 462(b) Registration Statement, the Articles of Incorporation and Bylaws of the Company, including all amendments thereto, and the form of underwriting agreement by and among the Company and Collins Stewart LLC, Oppenheimer & Co., Inc. and Broadpoint Capital, Inc. as the underwriters. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     Based upon, subject to and limited by the foregoing, we are of the opinion that when the Securities are issued, such Securities will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.

     We do not express an opinion on any matters other than those expressly set forth in this letter.

Very truly yours,

/s/ Squire, Sanders & Dempsey L.L.P.

Squire, Sanders & Dempsey L.L.P.